Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-3 of USA Compression Partners, LP of our report dated August 27, 2013, relating to our audits of the financial statements of S&R Compression, LLC, which appears as exhibit 99.2 in USA Compression Partners, LP’s Current Report on Form 8-K/A filed on November 7, 2013.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HoganTaylor LLP

April 11, 2014